INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Coffee Pacifica, Inc.

AUTHORIZED 75,000,000 SHARES OF COMMON STOCK AT PAR VALUE $.001

This certifies that                                                            CUSIP

                                                                                                                                    SEE REVERSE FOR

is the owner of                                                                CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Coffee Pacifica, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

Shailen Singh               COFFEE PACIFICA, INC.                Countersigned

PRESIDENT                    CORPORATE SEAL                    PUBLICEASE STOCK TRANSFER

                                                                                                         By: _______________________

                                                                                                                                        AUTHORIZED SIGNATURE

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN BEEN  MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.